Agreement

This Agreement, dated as of April 28, 2011 (this “Agreement”), is by and among Metropolitan Venture Partners II, L.P. (“MetVP II”), Metropolitan Venture Partners (Advisors), L.P. (“MetVP Advisors”), Metropolitan Venture Partners Corp. (“MetVP Corp.”, and, together with MetVP II and MetVP Advisors, the “MetVP Entities”), Michael Levin, Tall Oaks Group LLC (“Tall Oaks”), Lawrence D. Hite, Thomas C. Lund, Carol A. Lund, Craig W. Thomas, Bradley M. Tirpak, John J. Murabito, Philip Summe and S.A.V.E. Partners III, LLC (“SAVE”), James A. Cannavino and Direct Insite Corp., a Delaware corporation (the “Company”)(all collectively the “Parties”).
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RECITALS

WHEREAS, the MetVP Entities and SAVE beneficially own (as defined below) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the MetVP Entities and SAVE have communicated with the Company with respect to the nomination of Messrs. Levin, Lund, Murabito, Summe and Thomas (the “Recommended Nominees”) for election to the Company’s Board of Directors (the “Board”) at the 2011 annual meeting of stockholders of the Company, scheduled to be held on May 25, 2011 (the “2011 Annual Meeting”);

WHEREAS, SAVE delivered a demand, pursuant to Section 220 of the Delaware General Corporation Law, to review certain of the Company’s books and records in connection with the 2011 Annual Meeting;

WHEREAS, on April 15, 2011, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”), related to election of directors, other than the Recommended Nominees, the ratification of Marcum, LLP as auditors and all other matters properly brought forth before the 2011 Annual Meeting; and

WHEREAS, the Company and the other parties hereto have come to an agreement with respect to certain matters related to the 2011 Annual Meeting and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, intending to be legally bound, hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.  For purposes of this Agreement:

Section 1.2

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b) The terms “beneficial owner” and “beneficially owns” have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(d) “Person” means any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.

Section 1.3 Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing an instrument to be drafted.

ARTICLE II

BOARD NOMINATION

Section 2.1 2011 Annual Meeting.  Unless definitive action has already been taken related to the following, substantially simultaneously with the execution of this Agreement, the Board and all applicable committees of the Board shall have or will have (a) taken all actions necessary and appropriate to increase the size of the Board to six (6) directors, such that a vacancy will exist in Class I of the Board (the “Class I Vacancy”), (b) nominated James A. Cannavino and Philip Summe for election at the 2011 Annual Meeting as Class I Directors to hold office until the 2012 annual meeting of stockholders of the Company (the “Class I Directors”), (c) nominated Thomas C. Lund and John J. Murabito for election at the 2011 Annual Meeting as Class II Directors to hold office until the 2013 annual meeting of stockholders of the Company (the “Class II Directors”), (d) nominated Michael Levin and Craig W. Thomas for election at the 2011 Annual Meeting as Class III Directors to hold office until the 2014 annual meeting of stockholders of the Company (the “Class III Directors”), and (e) recommended that the Company’s stockholders vote in favor of the election at the 2011 Annual Meeting of Messrs. Cannavino and Summe as Class I Directors, Messrs. Lund and Murabito as Class II Directors and Messrs. Levin and Thomas as Class III Directors.  Following the execution of this Agreement, (a) the Company shall within 48 hours amend its definitive proxy statement and proxy card in connection with the 2011 Annual Meeting to reflect such nominations and recommendations, as well as the other matters set forth herein, (b) the Company shall use its reasonable best efforts to solicit proxies in favor of the election at the 2011 Annual Meeting of Messrs. Cannavino and Summe as Class I Directors, Messrs. Lund and Murabito as Class II Directors and Messrs. Levin and Thomas as Class III Directors, including voting all shares of Common Stock represented by proxies received pursuant to the Company’s definitive proxy statement in favor of such individuals (except for any proxy that specifically indicates that such authority is withheld) and against any proposal inconsistent with this Agreement that may be raised at the 2011 Annual Meeting and (c) the Company shall not cancel or adjourn, nor shall the Company propose any other matter to be voted upon at, the 2011 Annual Meeting, which shall be duly convened and shall act to elect the foregoing nominees on May 25, 2011, without the written approval of the MetVP Entities.

Section 2.2 Additional Company Obligation.  Subject to the terms hereof, the Company agrees that it shall not from the date hereof until after the conclusion of the 2011 Annual Meeting (a) increase the size of the Board to more than six (6) directors; (b) change any provisions, other than in a manner that is consistent with the terms hereof, of the Company’s Bylaws or Certificate of Incorporation; (c) otherwise amend any charters or policies of the Board or committees of the Board in a manner that would be inconsistent with the terms hereof or adverse to the stockholders of the Company; or (d) conduct its business other than in the ordinary course consistent with past practice.  The Company also agrees that prior to the conclusion of the 2011 Annual Meeting and the election of the Recommended Nominees, it will provide to such Recommended Nominees copies of all notices and written information furnished to the full Board in connection with any meetings of the Board at substantially the same time they are so furnished to the Board and to permit the current Board to discuss any and all Board or Board committee deliberations and discussions with the Recommended Nominees, and the Recommended Nominees hereby agree to keep all such notices, written information, deliberations and discussions confidential and to act in a fiduciary manner with respect to all such notices, written information, deliberations and discussions in the same manner as if they were directors of the Company.

Section 2.3  Replacement Nominees.  If any of the Recommended Nominees is unable or otherwise does not stand for election at the 2011 Annual Meeting, the Company shall take all necessary action to nominate and seek to elect a replacement nominee designated by the MetVP Entities and SAVE as reasonably acceptable to the Board and in compliance with existing policies of the Board and the Nominating Committee.

Section 2.4   Employment Agreements. Except as provided in the amended employment agreement of Mr. Cannavino, as approved by the Board on April 26, 2011 and the approval by the Compensation Committee of the Board that the employment agreement with Mr. Arnold Leap and the consulting agreement with Mr. Robert Carberry were within the guidelines of the Compensation Committee previously approved, and the 8K’s previously filed for the employment agreements with Mr. Michael Beecher and Mr. Matthew Oakes, and except with respect to Persons other than officers and directors of the Company as would be immaterial in amount and significance to the Company, individually and in the aggregate, prior to the conclusion of the 2011 Annual Meeting, the Company shall not, without the written consent of the MetVP Entities and SAVE, which consent shall not be unreasonably withheld or delayed, (a) enter into any contractual arrangements or agreements with respect to employment or consulting with any Person, (b) make any changes or amendments to any currently existing employment or consulting agreements, (c) make or commit to make any grants of bonuses, equity, options or cash or any other form of additional compensation, other than base salary, or (d) increase any Person’s base salary.

Section 2.5  Filing of 8K.  The Parties hereto agree and acknowledge that the Company will file an 8K with the Securities Exchange Commission including this Agreement as an exhibit.

ARTICLE III

PROXY CONTEST AND OTHER MATTERS

Section 3.1 Undertakings by the Other Parties hereto.  Provided that the Company files its amended definitive proxy statement and proxy card in connection with the 2011 Annual Meeting to reflect the nomination and recommendation of the Recommended Nominees, as well as the other matters set forth herein, within two business days after the full execution hereof by all parties, and thereafter timely complies with its obligations hereunder, the other parties hereto hereby (a) agree to withdraw the Section 220 Demand and (b) agree not to file any proxy materials contrary to the Company’s proxy materials with respect to the 2011 Annual Meeting.

Section 3.2 Consents.  Each of Messrs. Levin, Lund, Murabito, Summe and Thomas hereby consents to (a) being named as a nominee in any proxy statement filed by the Company in connection with the solicitation of proxies or written consents for election as a director at the 2011 Annual Meeting and (b) serving as a director of the Company if elected at the 2011 Annual Meeting.

Section 3.3 Proxy Statement.  The Company agrees to provide the MetVP Entities and SAVE an opportunity to review and comment on all of the proxy materials to be filed by the Company in connection with the 2011 Annual Meeting, including any press release and Form 8-K relating thereto and hereto.

Section 3.4 Voting.  Each of the parties hereto, other than the Company, agrees to vote all shares of Common Stock beneficially owned by him, her or it, in favor of the Company’s Recommended Nominees for election as directors at the 2011 Annual Meeting.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations and Warranties of Each Party.  Each party represents and warrants to the other parties that:

(a) such party, if not a natural Person, has all requisite limited partnership, limited liability company or corporate authority and power to execute and deliver this Agreement and to perform such party’s obligations hereunder;

(b) the execution and delivery of this Agreement by such party and the performance of such party’s obligations hereunder have been duly and validly authorized by all required limited partnership, limited liability company, corporate or other action on the part of such party, including in the case of the Company, approval by the Board and all applicable committees of the Board, and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement by such party or the performance of such party’s obligations hereunder;

(c) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(d) the execution and delivery of this Agreement by such party and the performance of such party’s obligations hereunder will not result in a violation in any material respect of any terms or provisions of any (i) organizational document of such party, (ii) agreement to which such party is a party or by which such party may otherwise be bound or (iii) law, rule, license, regulation, judgment, order or decree governing or affecting such party.

ARTICLE V

OTHER PROVISIONS

Section 5.1 Remedies; Governing Law.

(a) The parties further agree that any breach of this Agreement would cause irreparable harm to the other parties, that money damages alone would not be a sufficient remedy and that the parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach or threatened breach of the provisions of this Agreement.  The parties shall not oppose the granting of such relief, and shall waive any requirement for the securing or posting of any bond in connection with such remedy.  Equitable relief shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

(b) The parties agree that the Court of Chancery of the State of Delaware shall have exclusive jurisdiction with respect to all actions and proceedings arising out of or relating to this Agreement.  Each party hereby (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute between the parties arises out or relates of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement in any other court and IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY SUCH DISPUTE and (iv) irrevocably consents to service of process by delivery of notice complying with Section 5.3.

(c) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES OR PRINCIPLES OF SUCH STATE THAT WOULD PERMIT OR COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 5.2 Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties.

Section 5.3 Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if and when actually received during normal business hours at the address specified in this subsection:

if to the Company, to:

Direct Insite Corp.
13450 West Sunrise Blvd.
Suite 510
Sunrise, Florida 33323
Attention:   Corporate Secretary

with a copy to:

David H. Lieberman, Esq.
Beckman, Lieberman & Barandes, LLP
116 John Street
Suite #1313
New York, New York 10038

if to any other party hereto to the address set forth across from such party’s name on Appendix I hereto.

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:  Steve Wolosky, Esq.

and

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Scott S. Rosenblum, Esq.

or to such other address for any party hereto as such party may, from time to time, designate in writing delivered to all other parties pursuant to the terms of this Section 5.3.

Section 5.4 Severability.  If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

Section 5.5 Counterparts.  This Agreement may be executed in multiple counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

Section 5.6 Successors and Assigns.  This Agreement shall not be assignable by any party but shall be binding on successors of the parties.

Section 5.7 No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Person.

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Signatures appear on next page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Direct Insite Corp.

By:	/s/ Michael Beecher
	Name:	Michael Beecher
	Title:	CFO

/s/ James A. Cannavino
James A. Cannavino

Metropolitan Venture Partners II, L.P.

By:	Metropolitan Venture Partners (Advisors), L.P., its general partner

By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

Metropolitan Venture Partners (Advisors), L.P.

By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

Metropolitan Venture Partners Corp.

By:	/s /Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

/s/ Michael Levin
Michael Levin

Tall Oaks Group LLC

By:	/s/ Lawrence D. Hite
	Name:	Lawrence D. Hite
	Title:	Managing Member

/s/ Lawrence D. Hite
Lawrence D. Hite

/s/ John J. Murabito
John J. Murabito

/s/ Philip Summe
Philip Summe
/s/ Thomas C. Lund
Thomas C. Lund

/s/ Carol A. Lund
Carol A. Lund

/s/ Craig W. Thomas
Craig W. Thomas

/s/ Bradley M. Tirpak
Bradley M. Tirpak

S.A.V.E. Partners III, LLC

By:	/s/ Craig W. Thomas
	Name:	Craig W. Thomas
	Title:	Managing Member

APPENDIX I

Party	Notice Information
Metropolitan Venture Partners II, L.P.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201

Metropolitan Venture Partners (Advisors), L.P.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201

Metropolitan Venture Partners Corp.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201

Michael Levin	590 Madison Ave 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201

Tall Oaks Group LLC	205 Lexington Avenue 8th Floor New York, NY 10016 phone: 212-561-1202 fax: 212-561-1201

Lawrence D. Hite	205 Lexington Avenue 8th Floor New York, NY 10016 phone: 212-561-1202 fax: 212-561-1201

Thomas C. Lund	801 Laurel Oak Drive, #102 Naples, FL 34108 phone: fax:

Carol A. Lund	801 Laurel Oak Drive, #102 Naples, FL 34108 phone: fax:

Craig W. Thomas	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 203-542-7330

Bradley M. Tirpak	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 212-533-6940

S.A.V.E. Partners III, LLC	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 203-542-7330